UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

NAUTICUS ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17146 Feathercraft Lane, Suite 450, Webster, TX 77598

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 942-9069

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Term Loan Agreement

On September 18, 2023, Nauticus Robotics, Inc., a Delaware corporation (the “Company”), entered into a senior secured term loan agreement (the “Term Loan Agreement” with ATW Special Situations II LLC (“ATW II”), as collateral agent (in such capacity, the “Collateral Agent”) and lender, and Transocean Finance Limited (“Transocean Finance”), ATW Special Situations I LLC (“ATW I”), Material Impact Fund II, L.P. (“MIF”) and RCB Equities #1, LLC (“RCB”), as lenders (collectively, the “Lenders”).

The Term Loan Agreement provides the Company with up to an aggregate $20.0 million of secured term loans (the “Loans”), of which $11.6 million has already been funded and/or deemed issued under the Term Loan Agreement. Any portion of the outstanding principal amount of the Loans is prepayable at the Company’s option pro rata to each Lender upon at least five days’ prior written notice to each Lender. Any such prepayment by the Company will be made with the net cash proceeds of any issuance of the Company’s equity, and with the net cash proceeds of any issuance or incurrence of Indebtedness that is not Permitted Indebtedness (each as defined in the Term Loan Agreement). Notwithstanding the foregoing, prepayment of the Loans shall only be required with amounts received by the Company in respect of net cash proceeds of equity issuances in excess of $35.0 million in the aggregate with respect to all such net cash proceeds.

The Loans bear interest at the rate of 12.50% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing April 1, 2024. The Loans will mature on the earliest of: (a) the third anniversary of the date of the Term Loan Agreement, (b) 91 days prior to the maturity of the 5% Original Issue Discount Senior Secured Convertible Debentures, dated as of September 9, 2022 (the “Debentures”), issued by the Company pursuant to that certain Securities Purchase Agreement, dated as of December 16, 2021, as amended on January 31, 2022, and as further amended on September 9, 2022 (the “SPA”), and (c) the date on which the Company next receives additional debt financing from one or more sources (excluding, for the avoidance of doubt, as a result of the exercise of any warrants existing as of the date of the Term Loan Agreement) in an aggregate amount of at least $35.0 million.

Subject to the terms and conditions of the Term Loan Agreement, the Company may, upon at least two trading days’ written notice to the Lenders, elect to redeem some or all of the then outstanding principal amount of the Loans. In connection with any such election, which shall be irrevocable, the Company shall pay each Lender, on a pro rata basis, an amount in cash equal to the greater of (x) the sum of (i) 100% of the then outstanding principal amount of the Loans, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the Loans (including, without limitation, the Exit Fee (as defined in the Term Loan Agreement)) (the “Optional Redemption Amount”) and (y) the product of (i) the aggregate number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), then issuable upon conversion of the applicable Optional Redemption Amount (without regard to any limitations on conversion set forth in the Term Loan Agreement) multiplied by (ii) the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding the date that the applicable notice of redemption is delivered to the Lenders and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made in connection with such redemption.

The Loans are convertible, in whole or in part, at the option of each Lender into shares of Common Stock, until the date that the Loans are no longer outstanding, at conversion rate equal to the outstanding principal amount of the Loans to be converted divided by a conversion price of $6.00 per share of Common Stock (the “Conversion Price”), subject to certain customary anti-dilution adjustments as described in the Term Loan Agreement.

The proceeds of the Loans are to be used by the Company solely for general administrative costs and working capital or other payments for the business operations of the Company and its subsidiaries.

The Term Loan Agreement contains customary negative and affirmative covenants, subject to certain exceptions, as well as events of default customary for transactions of this nature, including with respect to (subject in certain cases to cure periods, thresholds and other qualifiers, as applicable), among other things, non-payment of principal, interest and other amounts contemplated by the Obligations, material inaccuracy of representations and warranties, covenant noncompliance, cross-defaults triggered by certain indebtedness, bankruptcy and insolvency, monetary judgments, change of control and other fundamental transactions and failure to deliver shares of Common Stock upon conversion of the Loans in accordance with the Term Loan Agreement. Subject to certain applicable cure periods, the occurrence of an event of default will result in the acceleration of the Obligations (as defined in the Term Loan Agreement). Commencing five business days after any event of default, the interest rate on the Obligations shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

All Obligations (whether for principal, interest, fees, expenses, indemnification or otherwise) under the Term Loan Agreement and other Transaction Documents (as defined in the Term Loan Agreement) are (i) guaranteed by Nauticus Robotics Holdings, Inc., a Texas corporation and wholly owned subsidiary of the Company (“Holdings”), and will be guaranteed from time to time by all domestic subsidiaries (excluding any Excluded Subsidiary (as defined in the Pledge and Security Agreement (as defined below))) of the Company (such other subsidiaries, together with Holdings, the “U.S. Subsidiaries” or “Guarantors”) pursuant to the Subsidiary Guarantee (as defined below) and (ii) secured by a first priority lien on substantially all assets of the Company and the U.S. Subsidiaries (collectively, the “Debtors” or “Pledgors”), each as required by the terms of the Term Loan Agreement and Security Documents (as defined below).

Security Documents

As a condition precedent to the closing of the Loans, the following security documents (the “Security Documents”) were entered into in connection with the Term Loan Agreement:

●	the pledge and security agreement, dated as of September 18, 2023, by and among the Debtors and the Collateral Agent (the “Pledge and Security Agreement”), pursuant to which the Debtors agreed to grant a security interest in substantially all of their respective tangible and intangible assets to the Collateral Agent, on behalf of the Lenders;

●	the intellectual property security agreement, dated as of September 18, 2023, by and among the Pledgors and the Collateral Agent (the “IP Security Agreement”), pursuant to which the Pledgors agreed to grant a security interest in certain patents, trademarks, copyrights and other intellectual property to the Collateral Agent, on behalf of the Lenders;

●	the subsidiary guarantee, dated as of September 18, 2023 (the “Subsidiary Guarantee”), made by the Guarantors in favor of the Lenders and the Collateral Agent, and acknowledged and agreed to by the Company; and

●	intercreditor agreement, dated as of September 18, 2023, by and between the Collateral Agent and ATW Special Situations I LLC, as second lien collateral agent on behalf of the holders of the Debentures, and acknowledged and agreed to by the Company and Holdings (the “Intercreditor Agreement”), pursuant to which the First Lien Obligations (as defined in the Intercreditor Agreement) and the Second Lien Obligations (as defined in the Intercreditor Agreement) are subject to customary intercreditor arrangements.

Each of the Lenders are considered by the Company to have a material relationship with the Company by virtue of each Lender’s ownership of securities of the Company and involvement in previous financings of the Company and, in the case of Transocean Finance and MIF, service on the Company’s Board of Directors by an affiliate (or an affiliate of an affiliate) of each such Lender, which relationships are disclosed in further detail in the Company’s filings with the SEC.

The foregoing descriptions of the terms of the Term Loan Agreement and the Security Documents do not purport to be complete and are qualified in their entirety by reference to the complete text of the Term Loan Agreement, the Pledge and Security Agreement, the IP Security Agreement, the Subsidiary Guarantee and the Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Amendment to Securities Purchase Agreement, Senior Secured Convertible Debentures and Pledge and Security Agreement

In connection with the entry into, and as a condition precedent to the closing of the Loans under, the Term Loan Agreement, the Company and Holdings entered into an Amendment to Securities Purchase Agreement, Senior Secured Convertible Debentures and Pledge and Security Agreement (the “Second Lien Amendment”) with ATW Special Situations I LLC, in its dual capacity as agent for the Creditors (as defined in the Second Lien Amendment) and as the Required Creditors (as defined in the Second Lien Amendment), pursuant to which certain amendments were made to the SPA, the Debentures and that certain pledge and security agreement entered into in connection therewith dated as of September 9, 2022 (the “Original Pledge and Security Agreement”), to accommodate and account for, among other things, the Company’s incurrence of the Loans under the Term Loan Agreement and intercreditor arrangements contemplated by the Intercreditor Agreement.

The foregoing description of the terms of the Second Lien Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Lien Amendment, a copy of which is filed as Exhibit 10.6 to this Current Report and is incorporated herein by reference. In addition, a copy of the Original Pledge and Security Agreement is filed as Exhibit 10.7 to this Current Report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference, insofar as it relates to a material direct financial obligation of the Company.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference, insofar as it relates to the unregistered sale of equity securities of the Company. The Company intends to issue the shares of Common Stock issuable upon conversion of the Loans described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01. Regulation FD Disclosure.

On September 21, 2023, the Company issued a press release announcing the entry into the Term Loan Agreement and the Second Lien Amendment. The press release is attached hereto and furnished as Exhibit 99.1 to this Current Report.

The information provided in this Item 7.01, including the accompanying Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed by the Company in its filings with the SEC, pursuant to the terms of the SPA and the Transaction Documents (as defined in the SPA), the Debentures are subject to certain adjustments including anti-dilution price protections. In connection with the entry into the Term Loan Agreement and the Second Lien Amendment, the conversion price of the Debentures was automatically adjusted to be equal to the Conversion Price. Pursuant to the terms of those certain warrant exercise inducement offer letters dated June 22, 2023 (the “Letter Agreements”), between Company and the investors to whom warrants were issued pursuant to the SPA (the “SPA Warrants”), the exercise price of New Warrants (as defined in the Letter Agreements) was automatically adjusted to be equal to the Conversion Price. Upon the termination of the Letter Agreements, the exercise price of any SPA Warrants then outstanding also will be adjusted to be equal to the Conversion Price in accordance their terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1*	Senior Secured Term Loan Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., ATW Special Situations II LLC, as collateral agent and lender, and the lenders party thereto.
10.2*	Pledge and Security Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc., ATW Special Situations II LLC, as collateral agent.
10.3*	Intellectual Property Security Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc. and ATW Special Situations II LLC, as collateral agent.
10.4	Subsidiary Guarantee, dated as of September 18, 2023, by Nauticus Robotics Holdings, Inc. and acknowledged and agreed to by Nauticus Robotics, Inc.
10.5	Intercreditor Agreement, dated as of September 18, 2023, by and between ATW Special Situations II LLC, as first lien collateral agent, and ATW Special Situations I LLC, as second lien collateral agent, and acknowledged and agreed by Nauticus Robotics, Inc. and Nauticus Robotics Holdings, Inc.
10.6*	Amendment to Securities Purchase Agreement, Senior Secured Convertible Debentures and Pledge and Security Agreement, dated as of September 18, 2023, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc. and ATW Special Situations I LLC, as agent and the Required Creditors.
10.7*	Pledge and Security Agreement, dated as of September 9, 2022, by and among Nauticus Robotics, Inc., Nauticus Robotics Holdings, Inc. and ATW Special Situations I LLC, as agent and creditor, and the other creditors party thereto.
99.1	Press release, dated September 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain of the exhibits, schedules and/or annexes to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any such omitted exhibit, schedule or annex to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2023	Nauticus Robotics, Inc.

	By:	/s/ Nicolaus Radford
		Name:	Nicolaus Radford
		Title:	Chief Executive Officer

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